BOARD RESIGNATION LETTER

Date: 22nd March 2023

FROM:

Name: Chiu Kin Wong

Nationality: HongKong

ID No: KJ017309

TO:

Summit Networks Inc.,

This letter represents my official notice of resignation as director of Summit Networks Inc. which will be effective immediately.

It has been with great pleasure to be alongside the individuals at the organization and let me know of any help that I could be in the future to help in this transition.

Sincerely,

/s/ Wong Chiu Kin

________________

Chic Kin Wong